As filed with the Securities and Exchange Commission on September 13, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM S-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ____________________________

WILSHIRE BANCORP, INC. (Exact name of registrant as specified in its charter)

California	6712	20-0711133
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

3200 Wilshire Blvd.
Los Angeles, California 90010
(213) 387-3200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Soo Bong Min
President and Chief Executive Officer
Wilshire Bancorp, Inc.
3200 Wilshire Blvd.
Los Angeles, California 90010
(213) 387-3200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Jenkens & Gilchrist P.C.
Attn: Chet A. Fenimore, Esq.
Peter G. Weinstock, Esq.
Kenneth M.H. Hoff, Esq.
2200 One American Center
600 Congress Avenue
Austin, Texas 78701
(512) 499-3800

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   |X|  333-114142

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   |_|

___________________________

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, no par value	84,659	$33.64	2,847,928.76	$360.83

(1)	Consists of shares issued to certain employee optionholders of Wilshire State Bank after the effectiveness of Amendment No. 2 to Registration Statement No. 333-114142 of Wilshire Bancorp, Inc. on Form S-4 filed for the same offering and declared effective on July 23, 2004.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended, based on the price per share of the common stock of Wilshire Bancorp, Inc., as of September 10, 2004 as reported on the Nasdaq Stock Market, Inc. NationalMarket System.

EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction K to Form S-4, to register additional shares of common stock of the Registrant, comprising the same class of securities covered by Amendment No. 2 to Registration Statement No. 333-114142 of Wilshire Bancorp, Inc. on Form S-4 filed for the same offering and declared effective by the Securities and Exchange Commission on July 23, 2004. On August 26, 2004, the Registrant became the holding company of Wilshire State Bank in accordance with the terms of an Agreement and Plan of Merger. The need for this Registration Statement arises from issuances of common stock by Wilshire State Bank due to the exercise of employee stock options after the effectiveness of the earlier Registration Statement.

INCORPORATION BY REFERENCE

     Unless otherwise inconsistent with this Registration Statement, the information contained in the following is hereby incorporated in this Registration Statement by reference: (i) Amendment No. 2 to Registration Statement No. 333-114142 of Wilshire Bancorp, Inc. on Form S-4, and (ii) the Wilshire Bancorp, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on September 13, 2004.

WILSHIRE BANCORP, INC.
a California corporation

By:	/s/ BRIAN E. CHO

Brian E. Cho, Chief Financial Officer

      Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

* /s/ MEL ELLIOT	Director	September 13, 2004

Mel Elliot

* /s/ LARRY D. GREENFIELD, M.D.	Director	September 13, 2004

Larry D. Greenfield, M.D.

* /s/ SOO BONG MIN	President, Chief Executive Officer and Director	September 13, 2004

Soo Bong Min

* /s/ KYU-HYUN KIM	Director	September 13, 2004

Kyu-Hyun Kim

* /s/ STEVEN KOH	Chairman and Director	September 13, 2004

Steven Koh

* /s/ RICHARD Y. LIM	Director	September 13, 2004

Richard Y. Lim

* /s/ FRED F. MAUTNER	Director	September 13, 2004

Fred F. Mautner

* /s/ YOUNG H. PAK	Director	September 13, 2004

Young H. Pak
3

Signature	Title	Date

* /s/ HARRY SIAFARIS	Director	September 13, 2004

Harry Siafaris

* /s/ FORREST I. STICHMAN	Director	September 13, 2004

Forrest I. Stichman

* /s/ GAPSU KIM	Director	September 13, 2004

Gapsu Kim

/s/ BRIAN E. CHO	Chief Financial Officer and Corporate Secretary	September 13, 2004

Brian E. Cho

* /s/ BRIAN E. CHO		September 13, 2004

By: Brian E. Cho
Attorney-In-Fact

4

EXHIBIT INDEX*

Exhibit Number	Description

5.1	Opinion of Jenkens & Gilchrist, P.C. regarding legality of shares being registered
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Jenkens & Gilchrist, P.C. (included in Exhibits 5.1 and 8.1 hereof)
24	Power of Attorney (included on the signature page of this Registration Statement)

___________________
*     All other exhibits are incorporated by reference to earlier Registration Statement on Form S-4 No. 333-114142